                                                                      EXHIBIT 11

                 STATEMENT RE:COMPUTATION OF PER SHARE EARNINGS

                             YEAR ENDED DECEMBER 31,


                                     1998            1997            1996            1995            1994            1993
                                     ----            ----            ----            ----            ----            ----
DILUTED:
Net income                       $41,869,215     $41,250,251     $23,582,399     $14,890,698     $14,367,075     $11,651,641
                                 ===========     ===========     ===========     ===========     ===========     ===========

Weighted average number of
shares of common stock
outstanding                       53,344,082      52,260,538      50,943,814      49,500,368      49,012,708      40,050,000

Net effect of dilutive stock
options--based on the
treasury
stock method using average         6,775,482       6,277,156       4,606,854       1,709,836       1,770,388       1,584,700
                                 -----------     -----------     -----------     -----------     -----------     -----------
market price

Total weighted average
number of shares of common
stock and
common stock equivalents          60,119,564      58,537,694      55,550,668      51,210,204      50,783,096      41,634,700
                                 ===========     ===========     ===========     ===========     ===========     ===========
outstanding

Net income per common share      $       .70     $       .70     $       .42     $       .29     $       .28     $       .28
                                 ===========     ===========     ===========     ===========     ===========     ===========

BASIC:
Net income                       $41,869,215     $41,250,251     $23,582,399     $14,890,698     $14,367,075     $11,651,641
                                 ===========     ===========     ===========     ===========     ===========     ===========

Weighted average number of
shares of common stock
outstanding                       53,344,082      52,260,538      50,943,814      49,500,368      49,012,708      40,050,000
                                 ===========     ===========     ===========     ===========     ===========     ===========


Net income per common share      $       .78     $       .79     $       .46     $       .30     $       .29     $       .29
                                 ===========     ===========     ===========     ===========     ===========     ===========
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